Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 22, 2014		574-235-2000

Record Annual Earnings for 1st Source Corporation,
History of Increased Dividends Continues

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced record net income of $54.96 million for the year of 2013, a 10.73% increase over the $49.63 million in 2012. The annual net income is the highest in company history. Fourth quarter net income was $13.72 million, up 11.10% compared to $12.35 million in the fourth quarter of 2012.
Diluted net income per common share for the year was $2.23, another all-time record and an increase of 10.40% over the $2.02 per common share a year earlier. Diluted net income per common share for the fourth quarter was $0.56, up 12.00% compared to $0.50 per common share reported in the fourth quarter of the previous year.
At its January 2014 meeting, the 1st Source Board of Directors approved a cash dividend of $0.17 per common share. The cash dividend is payable on February 14, 2014 to shareholders of record on February 4, 2014. Dividends for 2013 increased 3.03% over the previous year.
Christopher J. Murphy, III, Chairman, commented, "I'm pleased to report a strong fourth quarter and a strong year for 1st Source Corporation. This was another record year in earnings, and continues our streak of 26 years of consecutive dividend growth. The yearly results were helped considerably by our credit performance. Our credit quality continues to be strong as net charge-offs for the year were remarkably low at about two tenths of one percent of average loans and leases."
"The fourth quarter was quite busy. We opened our second banking center in Lafayette, Indiana, a good market in a college town that fits us well. We also continued our 150th Anniversary celebrations with receptions for clients in each of our banking centers. Additionally, we produced a promotion designed to highlight the strength of our communities - the "150 years, $150,000 Cheers" campaign. 1st Source donated $150,000 in $1,000 increments to not-for-profit organizations, an important part of the fabric of the communities we serve. The charities were nominated by community members and selected in each region based on the quality and quantity of nominations. Two final not-for-profits received $15,000 each to help fill needs in our area. The community involvement was outstanding - we received over 13,500 nominations for over 1,500 different charities."
"At 1st Source, we continue to focus on the basics of delivering exceptional client service, practicing rigorous cost control, and maintaining pristine credit quality. We look forward optimistically and with enthusiasm to continue building a company that all of us and our long term shareholder partners can be proud of," concluded Mr. Murphy.
The net interest margin was 3.59% for the fourth quarter of 2013 versus 3.64% for the same period in 2012. The net interest margin was 3.67% for the year ending December 31, 2013 versus 3.69% for the year ending December 31, 2012. Tax-equivalent net interest income was $39.50 million for the fourth quarter of 2013, compared to $39.00 million for 2012’s fourth quarter. For the twelve months of 2013, tax-equivalent net interest income was $158.64 million, compared to $153.84 million for the twelve months of 2012.
As of December 31, 2013, the common equity-to-assets ratio was 12.39%, compared to 12.28% at December 31, 2012 and the tangible common equity-to-tangible assets ratio was 10.76% at December 31, 2013 compared to 10.56% at December 31, 2012. Common shareholders’ equity was $585.38 million, up from $558.66 million a year ago. Total assets at the end of 2013 were $4.72 billion, up 3.78% from the same period last year. Total loans and leases at December 31, 2013 were $3.55 billion, up 6.66%, and total deposits at December 31, 2013 were $3.65 billion, up slightly from the comparable figures at the end of 2012.
Reserve for loan and lease losses as of December 31, 2013 was 2.35% of total loans and leases, compared to 2.50% as of December 31, 2012. Net charge-offs were $0.14 million for the fourth quarter 2013, compared to $0.98 million in the fourth quarter 2012. Net charge-offs for the full year were $0.58 million in 2013 compared to $4.09 million in 2012. The ratio of nonperforming assets to net loans and leases was 1.29% on December 31, 2013, compared to 1.25% on December 31, 2012.
Noninterest income for the fourth quarter of 2013 was $17.99 million, down 12.58% compared to $20.57 million for the fourth quarter of 2012. The fourth quarter decrease was primarily a result of reduced mortgage banking income, lower trust fees and lower services charges on deposit accounts. For the year, noninterest income was $77.21 million, down 4.90% from the $81.19 million in 2012. The year-to-date decrease was mainly a result of reduced equipment rental income, mortgage banking income and lower service charges on deposit accounts offset by higher trust fees, increased debit card income and higher mutual fund and dividend income.
Noninterest expense for the fourth quarter of 2013 was $38.59 million, down 2.84% compared to $39.72 million for the fourth quarter of 2012. The leading factors for the fourth quarter decrease were lower loan and lease collection and repossession expenses, reduced salary and employee benefits expense and a reduction in professional fees offset by higher business development and marketing expenses. For the year ending December 31, 2013, noninterest expense was $149.31 million, down 1.47% from $151.54 million one year ago. The annual difference was primarily a result of reduced salary and employee benefit expense, depreciation on leased equipment and loan and lease collection and repossession expenses. These decreases were offset by increased furniture and equipment expenses and other expenses.
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 77 community banking centers in 17 counties, 9 trust and wealth management locations, 8 1st Source Insurance offices, as well as 22 specialty finance locations nationwide. Celebrating

150 years, 1st Source has a history dating back to 1863. The Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.” Its common stock is traded on the NASDAQ Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
END OF PERIOD BALANCES
Assets			$4,722,826	$4,550,693
Loans and leases			3,549,324	3,327,553
Deposits			3,653,650	3,624,347
Reserve for loan and lease losses			83,505	83,311
Intangible assets			86,343	87,502
Common shareholders' equity			585,378	558,655

AVERAGE BALANCES
Assets	$4,649,245	$4,548,602	$4,607,949	$4,472,879
Earning assets	4,362,005	4,260,643	4,325,907	4,174,443
Investments	837,180	900,882	840,798	882,392
Loans and leases	3,487,900	3,268,948	3,433,938	3,209,490
Deposits	3,720,299	3,635,800	3,700,509	3,574,211
Interest bearing liabilities	3,281,486	3,265,521	3,286,558	3,239,530
Common shareholders' equity	587,442	559,307	575,662	545,631

INCOME STATEMENT DATA
Net interest income	$39,034	$38,509	$156,817	$151,776
Net interest income - FTE	39,495	39,004	158,643	153,844
(Recovery of) provision for loan and lease losses	(859)	793	772	5,752
Noninterest income	17,985	20,574	77,212	81,192
Noninterest expense	38,590	39,717	149,314	151,536
Net income	13,716	12,346	54,958	49,633

PER SHARE DATA
Basic net income per common share	$0.56	$0.50	$2.23	$2.02
Diluted net income per common share	0.56	0.50	2.23	2.02
Common cash dividends declared	0.17	0.17	0.68	0.66
Book value per common share	24.07	23.04	24.07	23.04
Tangible book value per common share	20.52	19.43	20.52	19.43
Market value - High	32.92	23.15	32.92	26.79
Market value - Low	25.64	19.70	21.88	19.70
Basic weighted average common shares outstanding	24,322,516	24,270,198	24,344,623	24,267,471
Diluted weighted average common shares outstanding	24,323,158	24,279,465	24,345,209	24,277,328

KEY RATIOS
Return on average assets	1.17%	1.08%	1.19%	1.11%
Return on average common shareholders' equity	9.26	8.78	9.55	9.10
Average common shareholders' equity to average assets	12.64	12.30	12.49	12.20
End of period tangible common equity to tangible assets	10.76	10.56	10.76	10.56
Risk-based capital - Tier 1	14.54	14.26	14.54	14.26
Risk-based capital - Total	15.86	15.57	15.86	15.57
Net interest margin	3.59	3.64	3.67	3.69
Efficiency: expense to revenue	66.25	65.95	62.44	63.33
Net charge offs to average loans and leases	0.02	0.12	0.02	0.13
Loan and lease loss reserve to loans and leases	2.35	2.50	2.35	2.50
Nonperforming assets to loans and leases	1.29	1.25	1.29	1.25

ASSET QUALITY
Loans and leases past due 90 days or more			$287	$442
Nonaccrual loans and leases			36,707	36,417
Other real estate			4,539	4,311
Former bank premises held for sale			951	1,034
Repossessions			4,262	63
Equipment owned under operating leases			—	—
Total nonperforming assets			$46,746	$42,267

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2013	December 31, 2012
ASSETS
Cash and due from banks	$77,568	$83,232
Federal funds sold and interest bearing deposits with other banks	2,484	702
Investment securities available-for-sale (amortized cost of $822,163 and $849,139 at December 31, 2013 and 2012, respectively)	832,700	880,764
Other investments	22,400	22,609
Trading account securities	192	146
Mortgages held for sale	6,079	10,879

Loans and leases, net of unearned discount:
Commercial and agricultural loans	679,492	639,069
Auto, light truck and environmental equipment	424,500	438,147
Medium and heavy duty truck	205,003	172,002
Aircraft financing	738,133	696,479
Construction equipment financing	333,088	278,974
Commercial real estate	583,997	554,968
Residential real estate	460,981	438,641
Consumer loans	124,130	109,273
Total loans and leases	3,549,324	3,327,553
Reserve for loan and lease losses	(83,505)	(83,311)
Net loans and leases	3,465,819	3,244,242

Equipment owned under operating leases, net	60,967	52,173
Net premises and equipment	46,630	45,016
Goodwill and intangible assets	86,343	87,502
Accrued income and other assets	121,644	123,428

Total assets	$4,722,826	$4,550,693

LIABILITIES
Deposits:
Noninterest bearing	$735,212	$646,380
Interest bearing	2,918,438	2,977,967
Total deposits	3,653,650	3,624,347

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	181,120	158,680
Other short-term borrowings	133,011	10,508
Total short-term borrowings	314,131	169,188
Long-term debt and mandatorily redeemable securities	58,335	71,021
Subordinated notes	58,764	58,764
Accrued expenses and other liabilities	52,568	68,718
Total liabilities	4,137,448	3,992,038

SHAREHOLDERS' EQUITY
Preferred stock; no par value	—	—
Common stock; no par value	346,535	346,535
Retained earnings	261,626	223,715
Cost of common stock in treasury	(29,364)	(31,134)
Accumulated other comprehensive income	6,581	19,539
Total shareholders' equity	585,378	558,655

Total liabilities and shareholders' equity	$4,722,826	$4,550,693

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income:
Loans and leases	$39,463	$40,552	$161,137	$161,376
Investment securities, taxable	3,640	3,852	14,414	16,426
Investment securities, tax-exempt	799	814	3,094	3,340
Other	228	255	940	943
Total interest income	44,130	45,473	179,585	182,085

Interest expense:
Deposits	3,561	5,009	16,604	21,877
Short-term borrowings	62	33	211	169
Subordinated notes	1,055	1,542	4,220	6,484
Long-term debt and mandatorily redeemable securities	418	380	1,733	1,779
Total interest expense	5,096	6,964	22,768	30,309

Net interest income	39,034	38,509	156,817	151,776
(Recovery of) provision for loan and lease losses	(859)	793	772	5,752
Net interest income after (recovery of) provision for loan and lease losses	39,893	37,716	156,045	146,024

Noninterest income:
Trust fees	3,583	4,091	17,383	16,498
Service charges on deposit accounts	2,249	2,671	9,177	10,418
Debit card income	2,130	2,108	8,882	8,389
Mortgage banking income	1,277	2,893	5,944	8,357
Insurance commissions	1,361	1,443	5,492	5,494
Equipment rental income	4,131	4,176	16,229	18,796
Investment securities and other investment (losses) gains	(15)	88	454	580
Other income	3,269	3,104	13,651	12,660
Total noninterest income	17,985	20,574	77,212	81,192

Noninterest expense:
Salaries and employee benefits	20,230	20,931	79,783	82,599
Net occupancy expense	2,220	2,159	8,700	7,819
Furniture and equipment expense	4,610	4,251	16,895	15,406
Depreciation - leased equipment	3,310	3,293	13,055	15,202
Professional fees	1,478	1,851	5,321	6,083
Supplies and communication	1,325	1,536	5,690	5,701
FDIC and other insurance	783	886	3,462	3,602
Business development and marketing expense	1,927	1,307	4,938	4,232
Loan and lease collection and repossession expense	648	1,426	4,030	5,772
Other expense	2,059	2,077	7,440	5,120
Total noninterest expense	38,590	39,717	149,314	151,536

Income before income taxes	19,288	18,573	83,943	75,680
Income tax expense	5,572	6,227	28,985	26,047

Net income	$13,716	$12,346	$54,958	$49,633

The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com